Exhibit 10(r)(1)

PURCHASE, PLEDGE, AND GUARANTY AGREEMENT

This Purchase, Pledge and Guaranty Agreement (the “Agreement”) is entered into this 26th day of March, 2008 (“Closing” or “Closing Date” or “Agreement Date”), by and between Legacy TM, LP, a California Limited Partnership (“Legacy TM”) and R. Preston Pitts and Lynda Pitts, individually (“the Pittses”).

WHEREAS, simultaneously with the transaction contemplated herein, Legacy TM owns the rights to all asset-based trail commissions earned on the cash value of certain fixed annuity insurance products sold by Legacy Marketing Group (“LMG”) previously and in the future;

WHEREAS, simultaneously with the transaction contemplated herein, Legacy TM shall have two classes of limited partnership interests, consisting of: 66 2/3% of rights to income from all trail commissions on policies vested on or before March 26, 2008 ("Current Trails") for the first year after the date of this Agreement and 100% of Current Trails thereafter (“Class B Limited Partnership Interest”); and 33 1/3% of rights to income from all trail commissions on policies vested on or before March 26, 2008 for the first year after the date of this Agreement and 100% of rights to income from all trail commissions on policies vesting after March 26, 2008 (“Class A Limited Partnership Interest”);

WHEREAS, simultaneously with the transaction contemplated herein, LMG is acquiring all of the Class A Limited Partnership Interest of Legacy TM and receiving $6,500,000 as consideration for the sale of all of LMG’s trailing commissions

WHEREAS, the Pittses desires to purchase the Class B Limited Partnership Interest in Legacy TM as set forth herein as consideration for a guarantee of a loan to Legacy TM;

WHEREAS, upon completion of the transaction contemplated herein LMG shall own 100% of the Class B Limited Partnership Interest and the Pittses shall own 100% of the Class A Limited Partnership Interest; and

WHEREAS, the parties desire to effect the Pittses’s purchase of the Class B Limited Partnership Interest in Legacy TM subject to the conditions and terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Sale of Partnership Interest.

Legacy TM hereby sells and assigns its rights, title and interest in the Partnership Interest defined in paragraph 2, below, and the Pittses hereby purchase such Partnership Interest in equal shares, on the terms stated herein.

2.

Description of Partnership Interest.

The “Partnership Interest” being purchased in this Agreement is all of the Class B Limited Partnership Interest in Legacy TM.  This Agreement does not include, and shall have no effect on the rights of LMG to, the Class A Limited Partnership Interest of Legacy TM.

3.

Consideration.

In consideration for receiving the Partnership Interest, Lynda Pitts shall cause Ram Investment Trust to, and Ram Investment Trust through its Trustee Lynda Pitts agrees to, guarantee the obligations and repayment of Legacy TM to the Bank of Marin (“Bank”) on that note totaling Six Million Five Hundred Thousand Dollars ($6,500,000.00) (“Note”).  The Pittses agree to pledge the trailing commissions allocated to the Partnership Interest as security for the Note and, any such expense shall be allocated as an expense of the Partnership Interest.  Any amounts received from the trailing commissions in excess of the Note payments shall be paid into an escrow account for the benefit of the Bank as additional collateral until repayment in full of the Note or such excess amount may be used as prepayment of the note without any penalty, at any time, in the discretion of the Pittses.  The Pittses and Lynda Pitts as Trustee of Ram Investment Trust shall cooperate with the Bank and Legacy TM in executing a formal pledge and guaranty, respectively, with terms and conditions as Bank ordinarily requires and all reasonable documents necessary to effectuate this paragraph.

4.

Representations.

The parties represent, as appropriate, that each is a legal entity or individual, as the case may be, able to enter into this Agreement, that each possesses the appropriate authority to so agree, and that the individual executing this Agreement on behalf of each party is authorized by that party to do so.  The parties further agree that each is under no legal restriction or infirmity which would prevent entering into and complying with this Agreement.  The parties further agree that no claim, lawsuit, or right of any third party exists which would affect the undertakings in this Agreement.

5.

Delivery of the Partnership Interest.

a.

Immediately upon Closing, Legacy TM shall be deemed to have fully and completely transferred to the Pittses all its rights, title and interest, if any, in, as well as possession, custody and control of, the Partnership Interest. Legacy TM shall not be liable or responsible for any liabilities or obligations of any kind or nature whatsoever arising out of, under, or related to the Partnership Interest from and after the Closing.

b.

The Pittses agree that they are purchasing and shall take possession of the Partnership Interest in AS IS, WHERE IS, condition and acknowledges that they have previously been given the opportunity to and have conducted such investigations and inspections of the Partnership Interest and its underlying assets as they have deemed necessary or appropriate for the purposes of this Agreement.  The Pittses are responsible for ensuring the extent, limitations, and nature of the rights, title, and interest of Partnership Interest being purchased and transferred by Legacy TM.

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, LEGACY TM DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, STATEMENTS, WARRANTIES, OR CONDITIONS OF ANY KIND OR NATURE WHATSOEVER CONCERNING THE PARTNERSHIP INTEREST, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) ANY WARRANTIES REGARDING THE OWNERSHIP, CONDITION, QUANTITY AND/OR QUALITY OF ANY OR ALL OF THE ASSETS.  ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED.

6.

Investment Intent.

The Pittses are acquiring the Partnership Interest for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). The Pittses acknowledges that the Partnership Interest to be received is not registered under the Securities Act or any applicable state securities law, and that such Partnership Interest may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable, and that any certificate representing the Partnership Interest will bear appropriate legends to that effect.

7.

Entire Agreement.

The parties agree that this Agreement constitutes the full, complete, and entire Agreement between them and supersedes all prior understandings, agreements, conversations, or representations between them with respect to the subject matter of this Agreement.  Any prior agreement between Legacy TM and the Pittses regarding the same subject matter is null and void and abrogated hereby.

8.

Construction and Interpretation.

This Agreement shall be construed and interpreted in accordance with the substantive laws of the State of California without reference to the principles of conflict of laws of such state.

9.

Descriptive Headings.

The descriptive headings of the several articles and sections contained in this Agreement are included for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

10.

Jurisdiction and Venue.

The parties agree to the exclusive jurisdiction and venue of the federal and state courts in Sonoma County, California, for any dispute arising out of this Agreement.

11.

Effective Date.

For all purposes hereof, this Agreement shall be deemed effective as of the date first above written.

Legacy TM, LP:

R. Preston Pitts, General Partner:

/s/ R. Preston Pitts

Date: March 26, 2008

Lynda Pitts, General Partner:

/s/ Lynda Pitts

Date: March 26, 2008

THE PITTSES:

/s/ R. Preston Pitts

R. Preston Pitts, Individually

Date: March 26, 2008

/s/ Lynda Pitts

Lynda Pitts, Individually and

as Trustee of Ram Investment Trust

Date: March 26, 2008

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